EXHIBIT INDEX
SUBSIDIARIES OF REGISTRANT

                                                                    EXHIBIT 21.1

Subsidiary                                            Domiciled
-----------                                           ---------
Althofen Electronics GmbH                             Austria
Neutronics Electronics Industries Holding AG          Austria
Conexao Informatica Ltda.                             Brazil
Astron Group Limited                                  Hong Kong
Flextronics Manufacturing (HK) Ltd.                   Hong Kong
Ecoplast Muanyagipari Termekeket Gyarto Kft.          Hungary
Euroton Electroni Kai Ipari es Kereskedelmi Kft       Hungary
HTR Technikai Rendezerszolgaltato Kft.                Hungary
Flextronics International Latin America (L) Ltd.      Malaysia
Flextronics Malaysia Sdn. Bhd.                        Malaysia
Flex International Marketing (L) Ltd.                 Malaysia
Astron Technologies Ltd.                              Mauritius
Flextronics de Mexico, S.A. de C.V.                   Mexico
Flextronics Computer (Shekou) Ltd.                    Peoples' Republic of China
Flextronics Industrial (Shenzhen) Co., Ltd.           Peoples' Republic of China
Flextronics Technology (Zhuhai) Limited               Peoples' Republic of China
Zhuhai Dao Mon Choa Yi Electronics Co., Ltd.          Peoples' Republic of China
Flextronics Singapore Pte Ltd.                        Singapore
F.L. Tronics Holdings AB
  (aka Flextronics Holdings AB)                       Sweden
F.L. Tronics International Sweden AB
  (aka Flextronics International Sweden AB)           Sweden
Flextronics Holding UK Limited                        United Kingdom
Flextronics International (UK) Ltd.                   United Kingdom
Altatron, Inc.                                        United States of America
Flextronics International USA, Inc.                   United States of America